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As filed with the Securities and Exchange Commission on August 9, 2004.

REGISTRATION NO. 333-42107

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERR-MCGEE (NEVADA) LLC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	90-0173010 (I.R.S. Employer Identification No.)
123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of principal executive offices)	73102 (Zip Code)
(405) 270-1313 (Registrant's telephone number, including area code)
Gregory M. Pilcher Senior Vice President and Secretary Kerr-McGee (Nevada) LLC 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (Name and address of agent for service)
(405) 270-1313 (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
Not applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Deregistration of Unsold Securities.

        This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-42107), filed with the Securities and Exchange Commission (the "SEC") on December 12, 1997, as amended by Amendment No. 1 to Form S-3 Registration Statement on Form S-3/A, filed with the SEC on December 23, 1997 (as so amended, the "Registration Statement") by Westport Resources Corporation ("Westport"), relating to the registration of $500,000,000 in aggregate amount of Common Stock, Preferred Stock and Debt Securities of Westport.

        On June 25, 2004, Kerr-McGee Corporation ("Kerr-McGee"), Kerr McGee (Nevada) LLC ("Kerr-McGee (Nevada)") and Westport completed the merger (the "Merger") of Westport with and into Kerr-McGee (Nevada) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 6, 2004, among such parties. As a result of the Merger, Kerr-McGee (Nevada) is the surviving company, the successor by merger to Westport and a direct wholly owned subsidiary of Kerr-McGee.

        All Common Stock, Preferred Stock and Debt Securities of the Company previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 9th day of August, 2004.

KERR-MCGEE (NEVADA)LLC
By:	/s/ GREGORY F. PILCHER Gregory F. Pilcher Senior Vice President and Secretary

* * * *

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date included.

Signature	Title	Date

/s/ DAVID A. HAGER David A. Hager	President, Chief Executive Officer (Principal Executive Officer) and Manager	August 9, 2004
/s/ TIM BLAINE Tim Blaine	Vice President and Controller (Principal Accounting Officer)	August 9, 2004
/s/ ROBERT M. WOHLEBER Robert M. Wohleber	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2004
/s/ GREGORY F. PILCHER Gregory F. Pilcher	Senior Vice President, Secretary and Manager	August 9, 2004

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  Deregistration of Unsold Securities.
SIGNATURES